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Exhibit 99.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Michael P. May, the Chief Executive Officer of iSECUREtrac Corp. (the "Company"), and James E. Stark, the Chief Financial Officer of the Company, each hereby certifies that:

      1. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2003, to which this Certification is attached as Exhibit
            99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:  May 15, 2003

/s/   Michael P. May                         /s/   James E. Stark
      ------------------                           ------------------

Michael P. May                               James E. Stark
Chief Executive Officer                      Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to iSECUREtrac Corp. and will be retained by iSECUREtrac Corp. and will be furnished to the Securities and Exchange Commission or its staff upon request.


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